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                                                                    Exhibit 23.1



                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 dated March 24, 2000) pertaining to the Stock Option Agreement between LESCO, Inc. and Janet M. Cannon, the Stock Option Agreement between LESCO, Inc., and David A. Hanni, the Stock Option Agreement between LESCO, Inc. and Robert S. Kilbourne, the Stock Option Agreement between LESCO, Inc. and Mark S. Klingbeil, and the Stock Option Agreement between LESCO, Inc. and R. Gary Lambdin of our report dated February 5, 1999, with respect to the consolidated financial statements of LESCO, Inc. and of our report dated March 25, 1999 with respect to the schedule of LESCO, Inc., both included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.




                                               /s/ Ernst & Young LLP



Cleveland, Ohio
March 24, 2000